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EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-38622) of Northgate Innovations, Inc. (formerly Mcglen Internet Group, Inc.) of our report on the financial statements of Lan Plus Corporation, dated April 12, 2002, appearing in this Current Report on Form 8-K.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 20, 2002